Exhibit 10.3

LICENSE AGREEMENT

Between

Freedom Leaf Netherlands, B. V.

And

FREEDOM LEAF, INC.

This License Agreement (“Agreement”), dated as of December 15, 2016 (the “Effective Date”), is by and between Freedom Leaf, Inc, a Nevada corporation located at 3571 East Sunset Rd., Suite 420, Las Vegas, Nevada, 89120 (“Licensor”), and Freedom Leaf Netherlands, B. V., a Netherland Company, located at Koninginnewg 18, 1075 CP Amsterdam, The Netherlands (“Licensee”).

WHEREAS, Licensor is the sole and exclusive owner of and has the right to license to Licensee distribution rights to the Freedom Leaf, Inc. magazine as well as other “Freedom Leaf” branded merchandise and services (the “Distribution Rights,” as defined below) in the Territory (as defined below); and

WHEREAS, Licensee wishes to license the Distribution Rights from Licensor, and Licensor is willing to grant to Licensee a license to the Distribution Rights on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 11.1.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” has the meaning set forth in Section 13.1.

“Business Day” shall mean any day of the year that is not a Saturday, Sunday or a day on which commercial banks in California are authorized or required by law to close.

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“Confidential Information” means any information that is treated as confidential by either party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing and marketing, in each case to the extent it is: (a) if in tangible form, marked as confidential; or (b) otherwise, identified at the time of disclosure as confidential and confirmed in writing as such within two (2) days after disclosure. Without limiting the foregoing, Confidential Information of Licensee includes the terms and existence of this Agreement. Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (w) was already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (x) was or is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party’s Confidential Information; (y) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or any of its Representatives; or (z) was received by the Receiving Party from a Third Party who was not, at the time, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information.

“Distribution Rights” means the publishing and distribution rights to the Freedom Leaf, Inc. Magazine as well as the right to sell or offer to sell other “Freedom Leaf” branded products and services (the “Freedom Leaf Products and Services”), as licensed pursuant to Section 2.

“Distribution Rights IP” means the Intellectual Property used in conjunction with the Distribution Rights, including any Improvements thereto and such intellectual property set forth on Schedule 1.

“Effective Date” has the meaning set forth in the preamble.

“Improvement” means (a) any new or modified distribution rights that have the same function as any of the Distribution Rights but (i) is better or more economical; (ii) is more marketable than the Distribution Rights for any reason; or (b) any enhancement or modification to the Distribution Rights and the underlying.

“Improvement Notice” has the meaning set forth in Section Error! Reference source not found..

“Indemnitee” has the meaning set forth in Section 11.1.

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“Intellectual Property” means shall mean all patents, trademarks, trade names, service marks, service names, trade dress, logos, copyrights and domain names, and any registrations, applications and renewals for any of the foregoing, and all other intellectual property rights in inventions, trade secrets, manufacturing processes, technology, know-how, confidential and proprietary information, ideas, developments, drawings, specifications, bills of material, supplier lists, marketing information, sales and promotional information, business plans, computer software (whether in object code (i.e., machine-readable) or source code (i.e., readable and understandable by a programmer of ordinary skill) form) and all programmer notes and other documentation and tools that would allow a programmer of ordinary skill to maintain, enhance, and create derivative works of such software, test reports, component lists, manuals, instructions, catalogs, processes, designs, and registrations and applications for registration therefor, model numbers, telephone numbers, web addresses, web sites, electronic records of drawings and tooling and other electronic engineering tools, and all other proprietary rights, in each case owned or licensed by such person or used in such person’s business.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“Licensee” has the meaning set forth in the preamble.

“Licensor” has the meaning set forth in the preamble.

“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants and legal advisors.

“Term” has the meaning set forth in Section 12.1.

“Territory” means the Country called The Netherlands.

2.       Grant.

2.1       Scope of Grant. Subject to the terms and conditions of this Agreement, Licensor hereby irrevocably grants to Licensee during the Term a perpetual, exclusive right and license to the Distribution Rights in the Territory.

2.2       Restrictions on Licensor. Licensor shall not grant others the Distribution Rights in the Territory other than explained in Section 2.3.

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2.3       Sublicensing. Licensor hereby grants to Licensee the right to grant sublicenses of any of its rights under the Distribution Rights in accordance with the terms of this Agreement. The granting of sublicenses shall be at the direction of the Licensor as to how many may be granted in the Territory, but Licensee shall have the power to determine the identity of any sublicensee subject to the written approval of the Licensor, which approval shall not be unreasonably withheld by Licensor. All of the applicable licensee fees or royalty rates, if any, and other terms and conditions of the sublicense shall be determined solely by the Licensor.

2.4       Publicity. Licensee shall develop all of its publicity and publications of advertising and marketing materials within the Territory related to the licenses granted hereunder, which publicity and publications must be approved by Licensor, and which approval shall not be unreasonably withheld by Licensor.

2.5       Trademarks. Licensee shall have the right to select and use Licensors’ trademarks to identify the products relating to the Distribution Rights. Licensee acknowledges the ownership of such trademarks in Licensor and agrees that except for as expressly set forth herein, nothing in this Agreement shall be construed to grant Licensee any right, title or interest in or to any trademark used by Licensee or registered in the name of Licensor.

3.       Warrants. In partial consideration of the License payments to be made by Licensee pursuant to Section 4 below, Licensor shall grant Licensee Cashless Warrants to purchase one million (1,000,000) shares of restricted Common Stock of Licensor. The exercise price of said shares shall be $0.05/share, and the warrants shall only be exercisable in the following amounts and during the following exercise periods and only if all payments required by Section 4 below have been fully paid in compliance with all of the requirements in Section 4 and the schedules referenced therein:

3.1       250,000 shares between June 2017 and August 2017.

3.2       250,000 shares between September 2017 and November 2017.

3.3       250,000 shares between December 2017 and February 2018.

3.4       250,000 shares between March 2018 and May 2018.

4.       Payments.

4.1       Advance Payments and Future Payments. To date the Licensee has paid to Licensor Seventy Thousand Eight Hundred Sixty-nine Dollars ($70,869) through September 13, 2016. These payments were payments agreed to until this Agreement was finalized. All payments are now being applied to the licensing fee as stated herein. Therefore, Licensee shall pay to Licensor an additional One Hundred Seventy Nine Thousand One hundred Thirty-one Dollars ($179,131) pursuant to the terms listed in Schedule 2, attached hereto and incorporated by reference herein.

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4.2       Royalty. Continuing royalty fees shall be due and payable to the Licensor from the Licensee pursuant to the terms listed in Schedule 3, attached hereto and incorporated by reference herein.

5.       Prosecution and Maintenance.

5.1       Infringement; Patent Protection and Maintenance. Licensor shall from time to time take all steps which it reasonably considers necessary to protect its rights to the Distribution Rights of Liscensee, and the Licensee agrees forthwith to communicate to the Licensor any infringements or threatened infringements of the Licensor’s Distribution Rights which may come to its notice. Licensor shall have no obligation to maintain or enforce any patents that may issue and become part of the Distribution Rights and nothing in this Section 5.1 shall impose upon a Licensor any obligation to incur any expense in enforcing the Distribution Rights.

5.2       Patent Applications and Maintenance. Licensor will have sole authority and discretion to make decisions relating to whether and how to apply for, prosecute, obtain, maintain and renew the patents and applications included in the Licensor’s Distribution Rights. Licensor shall promptly notify Licensee if Licensor declines to (i) apply for a patent, copyright, or trademark with respect to the Distribution Rights for any jurisdiction that Licensee requests that an application be submitted, (ii) pursue prosecution of such application that is included in such Distribution Rights, or (iii) maintain or renew any patents included in the Distribution Rights. Following such notice, Licensee may, with notice to Licensor, elect to apply for a patent in such jurisdiction, or continue the prosecution of such patent application (or maintenance of such patent) at Licensee’s expense, provided, however, that Licensor shall retain all ownership rights to any patents that may issue with respect to such Distribution Rights.

6.       Third-Party Infringement.

6.1       A party receiving notice of alleged infringement of any Distribution Rights in the Territory, or having a declaratory judgment action alleging invalidity or noninfringement of any Distribution Rights in the Territory brought against it, shall promptly provide written notice to the other party of the alleged infringement or declaratory judgment action, as applicable.

6.2       Licensor shall bring suit or defend a declaratory judgment action and control the conduct thereof, including settlement, to stop infringement of any Distribution Rights, as determined solely by Licensor.

7.       Compliance with Laws.

7.1       Marking. Licensee shall comply with the patent, copyright and trademark marking provisions of 35 U.S.C. § 287(a) by marking all commercial products and advertising relating to the Distribution Rights with the appropriate symbols or word markings. Licensee shall comply with the intellectual property marking laws of each country in the Territory Licensee uses, markets or sells the Distribution Rights.

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7.2       Regulatory Clearance. Licensor shall reasonably cooperate with Licensee in obtaining any clearances from governmental agencies to use, market or sell the Distribution Rights.

7.3       Recordation of License. Licensor shall record this Agreement as required by the laws of United States and any other countries as Licensee may request as a prerequisite to enforceability of this Agreement in the courts of such countries or for other reasons and any recordation fees, and related costs and expenses shall be at Licensee’s expense.

8.       Confidentiality.

8.1       Confidentiality Obligations. Each party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees, during the Term and all times thereafter, to:

(a)       not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b)       maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 8.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

(i)	have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;

(ii)	have been apprised of this restriction; and

(iii)	are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 8, provided further that the Receiving Party shall be responsible for ensuring its Representatives’ compliance with, and shall be liable for any breach by its Representatives of, this Section 8.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

8.2       Exceptions. Notwithstanding anything to the contrary herein, Licensee shall be expressly permitted to reference this Agreement and the terms hereof in disclosure documents required by securities laws, and in other regulatory, administrative filings and public relations materials in the ordinary course of Licensee’s business, and in marketing materials relating to the Distribution Rights, without consent of the Licensor. Additionally, if the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

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(a)       provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 8; and

(b)       disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

9.       Representations; Warranties; Covenants.

9.1       Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)       it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

(b)       it has, and throughout the Term shall retain, the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)       the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(d)       when executed and delivered by such party, this Agreement shall constitute the legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms.

9.2       Licensor’s Representations, Warranties, and Covenants. Licensor represents, warrants and covenants that:

(a)       Licensor is the sole and exclusive owner of the Distribution Rights and has the right to grant Licensee the license granted under the Agreement, without any conflict or breach of any other material agreement or understanding between Licensor and any other entity;

(b)       it has, and throughout the Term, will retain the unconditional and irrevocable right, power and authority to grant the license hereunder;

(c)       neither its grant of the license, nor its performance of any of its obligations, under this Agreement does or will at any time during the Term:

(i)	conflict with or violate any applicable Law;

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(ii)	require the consent, approval or authorization of any governmental or regulatory authority or other third party; or

(iii)	require the provision of any payment or other consideration to any third party.

(d)       it has not granted and will not grant any licenses or other contingent or non-contingent right, title or interest under or relating to the Distribution Rights, or is or will be under any obligation, that does or will conflict with or otherwise affect this Agreement, including any of Licensor’s representations, warranties or obligations or Licensee’s rights or licenses hereunder;

(e)       there neither are nor at any time during the Term will be any encumbrances, liens or security interests involving any Distribution Rights;

(f)       no prior art or other information exists that would adversely affect the validity, enforceability, term or scope of any Distribution Rights;

(g)       it has no knowledge after reasonable investigation of any settled, pending or threatened litigation or re-examination, post-grant or inter partes review, interference, derivation, opposition, claim of invalidity or other claim or proceeding (including in the form of any offer to obtain a license):

(i)	alleging the invalidity, misuse, unregistrability, unenforceability or noninfringement of any Distribution Rights;

(ii)	challenging Licensor’s ownership of, or right to practice or license, any Distribution Rights, or alleging any adverse right, title or interest with respect thereto; or

(iii)	alleging that the practice of any Distribution Rights or the making, using, offering to sell, sale or importation of any Distribution Rights in the Territory does or would infringe, misappropriate or otherwise violate any patent, trade secret or other intellectual property of any third party.

(h)       it has no knowledge after reasonable investigation of any factual, legal or other reasonable basis for any litigation, claim or proceeding described in Section 9.2(g);

(i)       it has not received any written, oral or other notice of any litigation, claim or proceeding described in Section 9.2(g); and

(j)       it has not brought or threatened any claim against any third party alleging infringement of any Distribution Rights, nor is any third party infringing or preparing or threatening to infringe any patent, or practicing any claim of any patent application, included as a Distribution Rights.

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10.       Omitted

11.       Indemnification.

11.1       Each party shall indemnify, defend and hold harmless the other party and its officers, directors, employees, agents, successors and assigns (each, an “Indemnitee”) against all Losses arising out of or resulting from any third party claim, suit, action or proceeding related to or arising out of or resulting from the party’s breach of any representation, warranty, covenant or obligation under this Agreement (each an “Action”).

11.2       Omitted.

11.3       Indemnification Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnified party at the indemnifying party’s sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to indemnified party to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of any indemnified party without the indemnified party’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party’s failure to perform any obligations under this Section 11.3 shall not relieve the indemnifying party of its obligation under this Section 11.3 except to the extent that the indemnifying party can demonstrate that it has been prejudiced as a result of the failure. The indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

12.       Term and Termination.

12.1       Term. This Agreement shall commence as of the Effective Date and, unless terminated earlier in accordance with Section 12.2, the licenses granted hereunder shall be perpetual (the “Term”).

12.2       Termination.

(a)       Licensor may terminate this Agreement on written notice to Licensee if Licensee materially breaches Section 4.1 of this Agreement and such breach remains uncured for twenty (20) days after Licensee receives written notice thereof.

(b)       Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability or penalty, by providing at least twenty (20) days’ prior written notice to Licensor.

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(c)       Either party may terminate this Agreement by written notice to the other party if the other party:

(i)	becomes insolvent or admits inability to pay its debts generally as they become due;

(ii)	becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within One Hundred Eighty (180) days or is not dismissed or vacated within One Hundred Eighty (180) days after filing;

(iii)	makes a general assignment for the benefit of creditors; or

(iv)	has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

12.3       Effect of Termination. On termination of this Agreement, the Receiving Party shall (a) return to the Disclosing Party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the Disclosing Party’s Confidential Information; (b) permanently erase the Disclosing Party’s Confidential Information from its computer systems and (c) certify in writing to the Disclosing Party that it has complied with the requirements of this Section 12.3.

12.4       Survival. The rights and obligations of the parties set forth in this Section 12.4 and Section 1 (Definitions), Section 8 (Confidentiality), Section 9 (Representations and Warranties), Section 11 (Indemnification), Section 12.3 (Effect of Termination), and Section 13 (Miscellaneous), and any right, obligation or required performance of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

13.       Miscellaneous.

13.1       Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code (or any successor provision) (the “Bankruptcy Regulations”) “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code (the “Code”), which has been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if a Licensor becomes insolvent, applies for or consents to the appointment of a trustee, makes a general assignment for the benefit of its creditors, commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other proceeding under bankruptcy law or elects to reject this Agreement, or if this Agreement is deemed to be rejected, pursuant to Section 365 of the Code for any reason, this Agreement shall be governed by Section 365(n) of the Code and each Party as a Licensee hereunder will retain and may elect to fully exercise its rights under this Agreement in accordance with such Section 365(n).

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13.2       Further Assurances. Each party shall, upon the request of the other party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

13.3       Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

13.4       Omitted.

13.5       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, sent by facsimile (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to Licensee, to:

Mr. Mario Lap

Freedom Leaf Netherlands, B. V.

Koninginnewg 18

1075 CP Amsterdam

The Netherlands

Tel: +31 6 22 20 32 67

email: mario@lap.nl

If to Licensor, to:

Mr. Clifford J Perry

Freedom Leaf, Inc.

3571 E Sunset Rd., Suite 420

Las Vegas, CA 89120

Tel: 954-895-3316

email: cliff@freedomleaf.com

13.6       Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

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Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

13.7       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.8       Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.9       Assignment. Licensee may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensor’s consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

13.10       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13.11       Amendment; Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13.12       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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13.13       Governing Law; Submission to Jurisdiction.

(a)       This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Nevada, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

(b)       Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Nevada in each case located in the city of Las Vegas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

13.14       Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

13.15       Equitable Relief. Each party acknowledges that a breach by the other party of this Agreement may cause the non-breaching party irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, the non-breaching party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court, and the parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

13.16       Attorney Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either party hereto against the other party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing party.

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13.17       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties hereto has executed this License Agreement as of the date first above written.

LICENSEE:

Freedom Leaf Netherlands, B. V.

By: /s/ Mario Lap
Mario Lap
Managing Director

LICENSOR:

Freedom Leaf, Inc.

By: /s/ Clifford J Perry
Clifford J Perry
CEO

[Signature Page to License Agreement]

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SCHEDULE 1

IP relating to distribution rights

Licensee will publish and/or distribute the Freedom Leaf Magazine within Territory. The magazines to be distributed will include a section for and about the Cannabis news in the Territory. Licensee will also write articles for said section and Licensee is required to sell 10 (ten) pages at the rates listed in the Freedom Leaf Rate Card. These ads will be placed in the above-mentioned section. The income from all advertising sales for this section will be split between the Licensee and Licensor equally on a 50% (fifty percent) basis for each. Any sales of advertising in the remainder of the Freedom Leaf Magazine completed by the Licensee will provide a 25% (twenty five percent) commission to the Licensee.

Licensee will have Freedom Leaf, Inc. Press Credentials useable within Territory.

Licensee will purchase Freedom Leaf, Inc. Branded products, such as T-Shirts, hats, artwork, stickers, cosmetics and other products as they become available. All products will have wholesale prices available to Licensee.

Licensee will have services available from Freedom Leaf, Inc. to sell such as speakers for seminars, consulting, advertising, social media, and other services that become available.

Any products and services other than those provided by Freedom Leaf, Inc. that are to be introduced in the Territory must be approved by Licensor.

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(A)

Schedule 2

Schedule of Payments

Payment Terms:

License Cost	$179,131	Balance

April 10, 2017 payment	$25,000	$154,131
June 10, 2017 payment	$25,000	$129,131
Aug 10, 2017 payment	$25,000	$104,131
Oct 10, 2017 payment	$25,000	$79,131
Dec 10,. 2017 payment	$25,000	$54,131
Feb 10, 2018 payment	$25,000	$29,131
Apr 10, 2018 payment	$25,000	$4,131
Jun 10, 2018 payment	$4,131	$0.00

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Schedule 3

Royalty Fees

The Royalty Fees that Licensee will pay to the Licensor are:

All merchandise sales of merchandise purchased from Licensor will carry a 5% (five percent) royalty fee.

All merchandise sales of merchandise purchased from vendor other than Licensor will carry a 10% (ten percent) royalty fee. Licensor must approve of any merchandise from vendors other than LIcensor.

All seminars or conferences that are set up and operated by the Licensee within their Territory will carry a royalty fee of 33% (thirty-three percent) of the gross profit margin.

Other products and/or services that are developed in the future will have appropriate royalty fees and will be included in this Schedule when those products and/or services become available.

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WARRANT NO. 10

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

of

Freedom Leaf, Inc.

This certifies that, for value received, Freedom Leaf Netherlands, B. V. or its assignees (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Freedom Leaf, Inc., a Nevada corporation (the “Company”), One million (1,000,000) shares of Common Stock of the Company, $0.001 par value per share (the “Warrant Shares”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 below (the “Exercise Price”). The number, character and Exercise Price of the Warrant Shares is subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is dated December 15, 2016.

1.       Term of Warrant. The purchase right represented by this Warrant are exercisable during the following time periods on or before 5:30 p.m., Eastern Standard Time, on or before the last day of the month of the last month during each of the following time periods that they are eligible to be exercised (the “Expiration Date”).

1.1       250,000 shares between June 1, 2017 and August 31, 2017.

1.2 250,000 shares between September 1, 2017 and November 30, 2017.

1.3 250,000 shares between December 1, 2017 and February 28, 2018.

1.4 250,000 shares between March 1, 2018 and May 31, 2018.

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2.       Exercise Price. The Exercise Price at which this Warrant may be exercised shall be no Dollars and five Cents ($0.05) per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

3.       Exercise of Warrant. There is no obligation to exercise all or any portion of the Warrant. The Warrant (or any portion thereof) may be exercised at any time after the date hereof only by delivery to the Company of:

(a)       Written notice of exercise in form and substance identical to Exhibit “A” attached to this Warrant; and

(b)       Payment of the Exercise Price of the Warrant Shares being purchased, may be made by (1) cash or by check, (2) cancellation of indebtedness of the Company to the Holder equal to the Exercise Price, (3) cashless exercise procedure whereby the Warrant Shares issued upon exercise of this Warrant will be sold with the Holder receiving the difference between the Exercise Price and the sale price, in cash, and the Company receiving the Exercise Price for the Warrant Shares, in cash, (4) cashless exercise procedure whereby warrants having a Market Value (as defined) equal to the Exercise Price for such Warrant Shares are surrendered to the Company, or (5) any combination of the foregoing. For purposes of computing Market Value, Warrants shall be valued at the difference between the Exercise Price therefore and the value of the underlying security, which: (x) if is a publicly traded security shall be valued at the average of its closing price (as reported in the OTC website) for the five trading days prior to the closing of the transaction, and otherwise shall be (y) valued at the fair market value thereof on the day prior to closing as determined in good faith by the Company’s board of directors.

4.       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.       Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.       Rights of Shareholders. Except as otherwise provided herein, this Warrant shall not entitle its Holder to any of the rights of a shareholder of the Company.

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7.       Transfer of Warrant.

(a)       Restrictions on transfer of Warrant. This Warrant may not be transferred or assigned in whole or in part, except that the Warrant may be transferred in whole or in part to an employee, affiliate or person controlling or controlled by or under the common control with the original Holder or by operation of law as the result of the death or divorce of any transferee to whom the Warrants may have been transferred.

(b)       Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange and subject to the provisions of this Warrant with respect to compliance with the limitations on transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in such names as the Holder may direct, for the number of shares issuable upon exercise hereof.

8.       Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Articles of Incorporation (the “Articles”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant, and that such certificates shall be issued in the names of, or in such names as may be directed by, the Holder.

9.       Notices.

(a)       Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder of this Warrant.

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(b)       In case:

Mr. Mario Lap

Freedom Leaf Netherlands, B. V.

Koninginnewg 18

1075 CP Amsterdam

The Netherlands

Tel: +31 6 22 20 32 67

email: mario@lap.nl

(i)       the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)       of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will deliver or cause to be delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least 15 days prior to the date therein specified.

10.       Amendments.

(a)       Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than fifty percent (50%) of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants. Any amendment effected in accordance with this Section 10 shall be binding upon each holder of any of the Warrants, each future holder of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 10.

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(b)       No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.       Adjustments. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

(a)       In the event that the Company shall at any time after the date of this Warrant (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

(b)       No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants; provided that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three years from the date of the first event that would have required an adjustment but for this paragraph. All calculations under this Section 11 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

(c)       Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 11, the Warrant Shares shall be adjusted by multiplying the number of Warrant Shares immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

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(d)       Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

13.       Miscellaneous.

(a)       All notices shall be in writing and shall be delivered personally, electronically, or by express, certified or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered, (ii) immediately in the event notice is delivered by confirmed facsimile, (iii) twenty-four (24) hours after delivery to the carrier if served by any private, overnight express mail service, (iv) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (v) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified or registered mail.

Any notice to the Company shall be given to:

Freedom Leaf, Inc.

3571 East Sunset Rd., Suite 420

Las Vegas, NV 89120

Attn: Clifford J Perry, Chief Executive Officer

Any notice or demand to Holder shall be given to:

Freedom Leaf Netherlands, B. V.

Koninginnewg 18

1075 CP Amsterdam

The Netherlands

Mr. Mario Lap, Managing Director

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

(b)       The Company and Holder shall each execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Warrant.

(c)       This Warrant shall inure to the benefit of and be binding upon the parties hereto, and their successors in interest.

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(d)       This Warrant incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Warrant and any issue arising out of or relating to the parties’ relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Warrant, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Warrant are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Warrant.

(e)       In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Warrant, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

(f)       Jurisdiction, Venue and Governing Law. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States in Nevada, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Warrant, the courts of the Nevada sitting in the County of Clark, and any court to which an appeal may be taken in connection with any action filed pursuant to this Warrant, for the purposes of all legal proceedings arising out of or relating to this Warrant. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Warrant or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Nevada. This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of Nevada without regard to Nevada’s principles of conflict of laws.

(g)       If any clause or provision of this Warrant is illegal, invalid or unenforceable under present or future laws effective during the term of this Warrant, then and, in that event, the remainder of this Warrant shall not be affected thereby, and in lieu of each clause or provision of this Warrant that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Warrant.

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IN WITNESS WHEREOF, Freedom Leaf, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: December 15, 2016

Freedom Leaf, Inc.

By: /s/ Raymond P. Medeiros
Printed Name: Raymond P. Medeiros
Its: Corporate Secretary by Order of the Board of Directors

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EXHIBIT “A”

NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO: Freedom Leaf, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on_______ and to purchase thereunder _______ shares of Common Stock of Freedom Leaf, Inc., (the “Company”) and herewith encloses either payment of $_______ or instructions regarding the manner of exercise permitted under Section 3(b) of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated:

_________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

___________________________
(Please Print Name)

___________________________
(Address)

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Addendum to License Agreement Between

Freedom Leaf Netherlands, B. V. and Freedom Leaf, Inc.

Dated December 15, 2016

It has always been understood by both parties that the License Fee mentioned in Section 4 Payments is earned as of the date of the original Agreement, dated December 15, 2016, and this Addendum is to clarify that fact.

Also in regards to Section 12 Term and Termination it states that the license is granted as a perpetual Term. Although according to the wording in Section 12 it further outlines that the Agreement can be terminated, that does not relinquish the Licensee from its responsibility to pay any unpaid portions of the licensing fee. The licensing fee is payable in the event of termination.

In Witness Whereof, each of the parties here to has executed this License Agreement as of December 20, 2016.

Licensee:

Freedom Leaf Netherlands, B. V.

By: /s/ Mario Lap

Mario Lap

Managing Director

Licensor:

Freedom Leaf Inc.

By: /s/ Clifford J Perry

Clifford J Perry

CEO

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